UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2004 (Date of Report (Date of Earliest Event Reported))

WM. WRIGLEY JR. COMPANY (Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois		60611

(Address of Principal Executive Offices)		(Zip Code)

(312) 644-2121

(Registrant's Telephone Number, including Area Code)

This Current Report on Form 8-K is filed by the Wm. Wrigley Jr. Company (the "Company") in connection with the matters described herein.

ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

Press Release dated January 28, 2004 issued by the Company, regarding the Company's 2003 fourth quarter and full year result of operations and financial condition.

ITEM 12:	RESULT OF OPERATIONS AND FINANCIAL CONDITION

On January 28, 2004, the Company issued a Press Release to the public regarding the Company's result of operations and financial condition for the fourth quarter and full fiscal year ended December 31, 2003. The said Press Release is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

		By:	/s/ Howard Malovany
Howard Malovany
Vice President, Secretary and General Counsel

Date:	January 28, 2004

INDEX TO EXHIBITS

(99)	ADDITIONAL EXHIBITS

	99.1	Press Release dated January 28, 2004